UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, Krispy Kreme Doughnuts, Inc. (the “Company”) and Krispy Kreme Doughnut Corporation (“KKDC”) entered into an amendment to the employment agreement with Daryl G. Brewster, the Company’s Chief Executive Officer.  The amendment provides that Mr. Brewster will comply with the Stock Ownership Guidelines adopted by the Company’s Board of Directors.  With respect to Mr. Brewster, these guidelines provide that he is expected to maintain ownership of the Company’s common stock valued at 300% of his base salary.  The amendment also removed the provision in his employment agreement that prohibited Mr. Brewster, without the prior written consent of the Board of Directors, from selling or otherwise transferring shares of the Company’s common stock received upon the exercise of his initial grant of stock options or the vesting of his initial grant of shares of restricted stock for one year following the termination of his employment with the Company.  The amendment to the employment agreement is filed herewith as Exhibit 10.1.

Item 9.01                 Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Amendment, dated March 30, 2007, to Employment Agreement, dated as of March 6, 2006, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Daryl G. Brewster.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                    KRISPY KREME DOUGHNUTS, INC.
                                Dated: April 2, 2007

                                                                                    By:   /s/ Michael C. Phalen

                                                                                     Michael C. Phalen
                                                                                     Chief Financial Officer